                                                                   EXHIBIT  11.1

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                           (In thousands, except per share data)

                                                                                                  Three Months Ended
                                                                                                          June 30,
                                                                                     1997                  1996
                                                                              -------------------    ------------------
Primary

   Average common shares outstanding                                                  24,141                 18,500
   Assumed conversion of preferred stock                                                   -                  1,306
   Net effect of common stock equivalents (2)(3)                                           -                  5,439
                                                                              --------------         --------------
   Total shares                                                                       24,141                 25,345
                                                                              ==============         ==============

   Net (loss) income                                                                ($12,989)               $ 4,550

   Adjustments to net (loss) income:
     Reduction of interest expense (net of tax)
     related to assumed retired debt                                                       -                      -
     Increase in interest income (net of tax) from assumed
       investment of excess proceeds in short-term paper                                   -                      -
                                                                              --------------         --------------
   Adjusted net (loss) income                                                       ($12,989)               $ 4,550
                                                                              ==============         ==============

   Per share (loss) earnings:                                                          ($.54)                  $.18
                                                                              ==============         ==============

Fully Diluted
   Average common shares outstanding                                                  24,141                 18,600
   Assumed conversion of preferred stock                                                   -                  1,306
   Net effect of common stock equivalents (2)(4)                                           -                  5,439
                                                                              --------------         --------------
   Total shares                                                                       24,141                 25,345
                                                                              ==============         ==============

   Net (loss) income                                                                ($12,989)               $ 4,550

   Adjustments to net (loss) income:
     Reduction of interest expense (net of tax)
       related to assumed retired debt                                                     -                      -
     Increase in interest income (net of tax) from assumed
       investment of excess proceeds in short-term paper                                   -                      -
                                                                              --------------         --------------
   Adjusted net (loss) income                                                       ($12,989)               $ 4,550
                                                                              ==============         ==============

   Per share (loss) earnings (1):                                                   ($   .54)                  $.18
                                                                              ==============         ==============

(1) This calculation is submitted in accordance with the requirements of Regulation S-K although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(2) Common stock equivalents include the effect of the exercise of stock options and warrants.

(3) Based on common stock equivalents using the if converted method and average market price.

(4) Based on common stock equivalents using the if converted method and the period-end market price, if higher than the average market price.